Novocure Announces Closing of $150 Million Revolving Credit Facility with a Syndicate of Relationship Banks

Provides flexible capital structure prior to anticipated period of significant innovation and growth

St. Helier, Jersey – Novocure (NASDAQ: NVCR), a global oncology company working to extend survival in some of the most aggressive forms of cancer, today announced the closing of a new $150 million senior secured revolving credit facility with JPMorgan Chase Bank, N.A. as administrative agent and a syndicate of three relationship banks. Novocure may, subject to certain conditions and limitations, increase the revolving credit commitments outstanding under the revolving credit facility or incur new incremental term loans in an aggregate principal amount not to exceed an additional $100 million. Together with our existing long-term debt, the facility provides Novocure with a flexible capital structure to advance near-term and long-term priorities in preparation for an anticipated period of significant innovation and growth.

“With readouts from key clinical trials in multiple indications anticipated over the next few years, we are actively working to ensure organizational readiness in anticipation of future growth,” stated William Doyle, Novocure’s Executive Chairman. “We believe the changes we’ve made to our capital structure coupled with the profitability of our existing commercial business position us well to sustain long-term growth and maximize shareholder value as we work to extend survival in some of the most aggressive forms of cancer.”

The obligations under the revolving credit facility are guaranteed by certain of our subsidiaries and secured by a first lien on our and certain of our subsidiaries’ assets. Outstanding loans will bear interest at a sliding scale based on our secured leverage ratio from LIBOR plus 2.75% to LIBOR plus 3.25% per annum. Additionally, the facility contains a fee for the unused revolving credit commitments at a sliding scale based on our secured leverage ratio from 0.35% to 0.45%. At closing, the Company had no outstanding balance borrowed under the facility.

“We believe recent financing transactions create financial flexibility in our capital structure to support ongoing investments intended to drive near-term growth and unlock future value at an extremely favorable cost of capital,” added Ashley Cordova, Novocure’s Chief Financial Officer. “Beyond investments in our clinical and product development programs, this growth capital enables us to strengthen our commercial footprint by expanding access to our approved indications into additional markets and to invest in pre-commercial and commercial activities associated with the potential for a simultaneous launch of multiple large indications.”

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and in the U.S. for the treatment of adult patients with malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer, gastric cancer and glioblastoma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020, as amended to date, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.
Investors:
Gabrielle Fernandes
gfernandes@novocure.com
603-206-7047

Media:
Jaclyn Stahl
jstahl@novocure.com
212-767-7516